American High-Income Trust
March 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$379,232
Class B	$982
Class C	$26,276
Class F-1	$21,010
Class F-2	$42,642
Total	$470,142
Class 529-A	$9,817
Class 529-B	$67
Class 529-C	$2,977
Class 529-E	$525
Class 529-F-1	$717
Class R-1	$513
Class R-2	$5,099
Class R-2E	$30
Class R-3	$6,187
Class R-4	$5,708
Class R-5	$2,956
Class R-5E*	$-
Class R-6	$35,871
Total	$70,467
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3200
Class B	$0.2800
Class C	$0.2800
Class F-1	$0.3200
Class F-2	$0.3300
Class 529-A	$0.3100
Class 529-B	$0.2800
Class 529-C	$0.2800
Class 529-E	$0.3100
Class 529-F-1	$0.3200
Class R-1	$0.2800
Class R-2	$0.2800
Class R-2E	$0.3000
Class R-3	$0.3000
Class R-4	$0.3200
Class R-5	$0.3300
Class R-5E	$0.2300
Class R-6	$0.3400
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,169,957
Class B	2,748
Class C	89,108
Class F-1	67,742
Class F-2	134,885
Total	1,464,440
Class 529-A	31,044
Class 529-B	182
Class 529-C	10,479
Class 529-E	1,715
Class 529-F-1	2,301
Class R-1	1,733
Class R-2	18,293
Class R-2E	205
Class R-3	19,894
Class R-4	17,228
Class R-5	8,731
Class R-5E	1
Class R-6	104,135
Total	215,941
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.46
Class B	$9.46
Class C	$9.46
Class F-1	$9.46
Class F-2	$9.46
Class 529-A	$9.46
Class 529-B	$9.46
Class 529-C	$9.46
Class 529-E	$9.46
Class 529-F-1	$9.46
Class R-1	$9.46
Class R-2	$9.46
Class R-2E	$9.46
Class R-3	$9.46
Class R-4	$9.46
Class R-5	$9.46
Class R-5E	$9.46
Class R-6	$9.46